CERTIFICATE OF LIMITED PARTNERSHIP
                                    OF
                      CITIZENS UTILITIES COMPANY L.P.


     This Certificate of Limited Partnership of Citizens Utilities Capital L.P. (the "Partnership"), dated as of October 13, 1995, is being duly executed and filed by Citizens Utilities Company a Delaware corporation, as general partner, to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act (6 Del. C. Secs. 17-101, et seq.).

     (e)  Name.  The name of the limited partnership formed hereby is
          ----
Citizens Utilities Capital L.P.

     (f)  Registered Office.  The address of the registered office of the
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Partnership in the State of Delaware is c/o The Corporation Trust Company,
Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

     (g)  Registered Agent.  The name and address of the registered agent for
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service of process on the Partnership in the State of Delaware is The
Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

     (h) General Partner. The name and the business address of the sole general partner of the Partnership is: Citizens Utilities Company, High Ridge Park, Building No. 3, Stamford, Connecticut 06905.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership as of the date first-above written.


                                        Citizens Utilities Company
                                         General Partner

                                        By \s\ Robert J. DeSantis
                                           _____________________________
                                           Name: Robert J. DeSantis
                                           Title: Vice President and Treasurer

                                        Initial Limited Partner:

                                        CITIZENS UTILITIES CAPITAL CORP.,
                                        a Delaware Corporation

                                        By: \s\ Edward O. Kipperman
                                           ------------------------
                                           Name: Edward O. Kipperman
                                           Title: Vice President, Tax